As Filed with the Securities and Exchange Commission on April 30,  1998
                                               Registration No. 333-________
------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------


                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

          FLORIDA                                       59-2327381
 ------------------------------                      ----------------
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                             1810 N.E. 144TH STREET
                           NORTH MIAMI, FLORIDA 33181
                                 (305) 944-7710
                   ------------------------------------------
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                              --------------------

                                   SLAV STEIN,
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             1810 N.E. 144TH STREET
                           NORTH MIAMI, FLORIDA 33181
                                 (305) 944-7710
       ------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            Philip B. Schwartz, Esq.
                       Akerman, Senterfitt & Eidson, P.A.
                         One S.E. 3rd Avenue, 28th Floor
                            Miami, Florida 33131-1704
                                 (305) 374-5600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           CALCULATION OF REGISTRATION FEE
======================================================================================
                                      PROPOSED          PROPOSED
                                       MAXIMUM           MAXIMUM
   TITLE OF          AMOUNT TO        OFFERING          AGGREGATE         AMOUNT OF
 SHARES TO BE           BE            PRICE PER      OFFERING PRICE      REGISTRATION
  REGISTERED        REGISTERED        SHARE (1)            (1)               FEE
--------------------------------------------------------------------------------------
Common Stock,
par value $.001     1,897,907           $3.78         $7,174,089            $2,174
per share            shares
======================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS, DATED APRIL 30, 1998

PROSPECTUS

                                1,897,907 SHARES

                   ADVANCED ELECTRONIC SUPPORT PRODUCTS, INC.

                     COMMON STOCK, PAR VALUE $.001 PER SHARE

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

     This Prospectus relates to an aggregate of 1,897,907 shares (the "Shares") of Common Stock, par value $.001 per share (the "Common Stock"), of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), being sold by certain stockholders (the "Selling Stockholders") who have acquired such shares prior to the Company's initial public offering or in acquisitions of businesses by the Company not involving a public offering. The Shares are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Stockholders in order to permit public sale or other distribution of the Shares. The Company is contractually obligated to register the Shares on behalf of the Selling Stockholders.

     The Shares may be sold or distributed from time to time by or for the account of the Selling Stockholders or their pledgees through underwriters or dealers, through brokers or other agents, or directly or indirectly to one or more purchasers including pledgees, at market prices prevailing at the time of sale or at prices otherwise negotiated. This Prospectus may also be used, with the Company's prior written consent, by donees of the Selling Stockholders, or other persons acquiring the Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. The Company will receive no portion of the proceeds from the sale of the Shares offered hereby and will bear certain expenses incident to this registration. See "Selling Stockholders" and "Plan of Distribution."

     The Common Stock of the Company is listed on the NASDAQ SmallCap Market ("NASDAQ") under the trading symbol "AESP". The last reported sales price of the Common Stock of the Company on NASDAQ on April 20, 1998 was $3 15/16 per share.

     PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE MATTERS SET FORTH UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus is _______________________, 1998

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                TABLE OF CONTENTS
                                -----------------
                                                                           PAGE
                                                                           ----

AVAILABLE INFORMATION........................................................4

THE COMPANY..................................................................5

RISK FACTORS.................................................................6

USE OF PROCEEDS.............................................................12

SELLING STOCKHOLDERS........................................................13

PLAN OF DISTRIBUTION........................................................14

DESCRIPTION OF CAPITAL STOCK................................................16

LEGAL MATTERS...............................................................18

EXPERTS.....................................................................18

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................19

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Room 1400, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and other information regarding registrants that file electronically with the Commission. The Common Stock is traded on the NASDAQ Small-Cap Market. Information filed by the Company with NASDAQ may be inspected at the offices of NASDAQ at 1735 K Street, NW, Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Shares offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices of the Commission and at the offices of NASDAQ referred to above.

                                   THE COMPANY

GENERAL

     The Company designs, manufactures, markets and distributes computer connectivity and networking products nationally and internationally. The Company currently offers a broad range of products to its customers, including computer cables, connectors, installation products, data sharing devices, and fiber optic cables, as well as a complete selection of networking products, such as networking interface cards, hubs, transceivers, and repeaters for different networking topologies. The Company works with various manufacturers that manufacture and assemble the Company's products using designs and manufacturing specifications (including quality control) provided by the Company. For these designs and manufacturing specifications, the Company uses its own designs as well as standard industry designs. The Company's manufacturers are located primarily in the Far East, allowing the Company to maintain competitive pricing for its products due to comparatively lower labor-related costs of production in the Far East. The Company also assembles a very small percentage of its products at the Company's North Miami Beach headquarters and warehouse facility. The Company offers its products to a broad range of customers, including original equipment manufacturers ("OEM") and retail customers (such as computer superstores and dealers, and mail order customers) in North America, Latin America, Eastern and Western Europe, and Japan.

     The Company's headquarters and its primary warehouse facility are located at 1810 N.E. 144th Street, North Miami, Florida 33181. The Company's telephone number is (305) 944-7710.

RECENT DEVELOPMENTS

     Effective September 30, 1997, the Company acquired the assets of the networking division of Focus Enhancements, Inc. ("Focus"). The networking division of Focus sold networking products under the "Focus Networking" tradename to retail customers, primarily in the United States, Asia and Europe. In connection with this acquisition, the Company issued an aggregate 189,701 shares of its authorized but unissued Common Stock to Focus. The Company also paid Focus an aggregate $159,371 to acquire Focus inventory of networking products, subject to a warranty claims adjustment of $21,000.

     On November 12, 1997, the Company acquired all of the outstanding shares of Dataholding AS, a Norwegian limited company ("Dataholding"), from the shareholders of Dataholding. Dataholding, based in Oslo, Norway, is a distributor of connectivity and computer products primarily in Norway. In connection with this acquisition, which was accounted for under the pooling of interest business combination method of accounting, the Company issued 360,000 shares of its authorized but unissued Common Stock in exchange for all of the issued and outstanding capital stock of Dataholding.

                                  RISK FACTORS

     AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS OR STATEMENTS WHICH MAY BE DEEMED OR CONSTRUED TO BE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS, BUSINESS OF THE COMPANY, AND RISK FACTORS. THE WORDS "ESTIMATE," "PROJECT," "INTEND," "EXPECT," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE AND ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE (FINANCIAL OR OPERATING) OR ACHIEVEMENTS TO DIFFER FROM THE FUTURE RESULTS, PERFORMANCE (FINANCIAL OR OPERATING), ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENT. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD- LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

     RAPID TECHNOLOGICAL CHANGE. In general, the computer industry is characterized by rapidly changing technology. The Company must continuously update its existing products to keep them current with changing technology and must develop new products to take advantage of new technologies that could render existing products obsolete. These products must be compatible with the computers and other products with which they are used. The Company's future prospects are dependent in part on its ability to develop new products that address new technologies and achieve market acceptance. There can be no assurance that the Company will be successful in these efforts. If the Company were unable, due to resource constraints or technological or other reasons, to develop and introduce such products in a timely manner, this inability could have a material adverse effect on the Company's results of operations. In addition, due to the uncertainties associated with the evolving markets being addressed by the Company, there can be no assurance that the Company will be able to respond effectively to product demands, fluctuations, or to changing technologies or customer requirements and specifications.

     Although the computer connectivity and networking industry is not generally affected as much by rapidly changing technology as the computer industry as a whole, the Company is aware of and monitoring the development of universal interfaces and any potential effect such developments would have on the Company. In general, these interfaces would be used to facilitate the interaction between many different types of computers and computer devices. Specifically, the universal interfaces would allow many different devices (such as, monitors, keyboards, modems and printers) and computer types which are currently connected by different connectors, to be connected using one universal interface for each connection. It is possible that the different connectors currently in use will be replaced by such universal interfaces. Although the Company anticipates that the sales volume of these universal interfaces should be at a similar level to the aggregate sales volume for the connectors that they replace, it is possible that the profit margin associated with the new universal interfaces may be lower than the Company's current connectors. Although, in the short term, demand for these universal interfaces may create a new product for the Company, the Company cannot determine with any certainty how its other similar products will be affected or what the long-term effect will be on the Company's sales and operating results. No assurance can be given that the industry will agree on one or more of these universal interfaces or that such interfaces will be accepted by the market.

     COMPUTER INDUSTRY CYCLICALITY. The computer industry has been affected historically by general economic downturns, which have had an adverse economic effect upon manufacturers, distributors and retailers of computers and computer-related products. General economic downturns have traditionally had adverse effects upon the computer-related industry. There can be no assurance that the Company will be able to predict or respond to such cycles.

     DEPENDENCE ON THIRD PARTIES FOR MANUFACTURING AND ASSEMBLY; ABSENCE OF SUPPLY AGREEMENTS. The Company is dependent on a number of manufacturers, both domestic and foreign, for the manufacture and assembly of its products pursuant to the Company's design specifications. Although the Company purchases its retail products from several different manufacturers, the Company often relies on an individual manufacturer to produce a particular line of OEM products. Although the Company has several different product lines, and despite the Company's efforts to minimize such reliance by having other manufacturers available should the need arise, these manufacturers are currently not bound by contract other than by individual purchase orders to supply the Company with these products and the loss of one or more manufacturers of OEM products may have a material adverse impact on the Company. While most of the retail products sold by the Company are available from multiple sources, there can be no assurance that the Company will be able to replace lost manufacturers of retail products with others offering products of the same quality, with timely delivery and/or similar terms. One manufacturer located in China (which manufacturer is also not bound by a supply contract other than a purchase order), supplies products which constitute approximately 10 percent of the Company's net sales. No other manufacturer accounts for more than 10 percent of the Company's net sales.

     FOREIGN SUPPLIERS AND MANUFACTURERS. Most of the components utilized by the Company in the manufacture and assembly of its products are obtained from foreign countries and a majority of the Company's products are manufactured or assembled in foreign countries, such as South Korea, China and Taiwan as well as the United Kingdom and other European countries. The risks of doing business with companies in these areas include potential adverse changes in the diplomatic relations of foreign countries with the United States, changes in the relative purchasing power of the United States dollar, hostility from local populations, changes in exchange controls and the instability of foreign governments, increases in tariffs or duties, changes in China's or other countries' most favored nation trading status, changes in trade treaties, strikes in air or sea transportation, and possible future United States legislation with respect to import quotas on products from foreign countries and anti-dumping legislation, any of which could result in delays in manufacturing, assembly and shipment and the inability of the Company to obtain supplies and finished products. Alternative sources of supply, manufacture or assembly may be more expensive. Although the Company has not encountered significant difficulties in its transactions with foreign suppliers and manufacturers in the past, there can be no assurance that the Company will not encounter such difficulties in the future.

     FLUCTUATION IN EXCHANGE RATES. The majority of the Company's suppliers of components, manufacturers, and assemblers are foreign, and although all price quotations and payments with those entities are made in U.S. dollars, fluctuations in exchange rates could alter the price charged by these foreign suppliers, manufacturers and assemblers, and depending on the level of such exchange rate fluctuations, such price fluctuations could adversely affect the Company's performance. Although the majority of the Company's sales are made to customers in the United States and although all price quotations and payments from customers are made in U.S. dollars, the same risks of adverse exchange rate fluctuations which are present with suppliers, manufacturers and assemblers (as set forth above) are also present in transactions with customers. The Company does not have a formal exchange risk management program nor does the Company engage in hedging activities with respect to exchange rate fluctuations because all price quotations and payments are made in U.S. dollars, which the Company believes helps reduce but does not eliminate the risk attendant to fluctuations in exchange rates.

     DEPENDENCE ON THIRD PARTIES FOR DISTRIBUTION. Substantially all of the Company's revenues are derived from the sale of its products through third parties. Domestically, the Company's products are sold to end users primarily through OEM customers, wholesale distributors, value added resellers ("VARs"), mail order companies, computer superstores and dealers. Internationally, the Company's products are sold through wholesale distributors and mail order companies, dealers, VARs, as well as OEM customers. Accordingly, the Company is dependent on the continued viability and financial stability of its resellers. The Company's resellers often offer products of several different companies, including, in many cases, products that are competitive with the Company's products. There can be no assurance that the Company's resellers will continue to purchase its products or provide them with adequate levels of support. The loss of, or a significant reduction in sales volume to, a significant number of the Company's resellers could have a material adverse effect on its results of operations.

     DEPENDENCE ON SIGNIFICANT CUSTOMERS. The Company's largest customer accounted for 15.1% of the Company's net sales for 1997. No other customer of the Company accounted for more than 10 percent of the Company's net sales for 1997. The Company's top 10 customers accounted for approximately 40% of the Company's net sales for 1997. The loss of one or more significant customers could have a material adverse effect on the Company's business and results of operations.

     SIGNIFICANT INVENTORY; RISK OF PRODUCT RETURNS. Although the Company monitors its inventory on a regular basis, the Company needs to maintain a significant inventory in order to ensure prompt response to orders and to avoid backlogs. The Company may need to hold such inventory during periods of low sales activity. The capital necessary to hold such inventory restricts the funds available for other corporate purposes. The Company does not provide allowances for anticipated product returns. Although the Company endeavors to reduce product returns through its quality control program, and although historically product returns have been relatively insubstantial, there can be no assurance that product returns will not increase in the future.

     FLUCTUATIONS IN OPERATING RESULTS. The Company's quarterly and annual operating results are impacted by many factors, including the timing of orders and the availability of inventory to meet customer requirements. A large portion of the Company's operating expenses are relatively fixed. Since the Company typically does not obtain long-term purchase orders or commitments from its customers, it must anticipate the future volume of orders based upon the historic purchasing patterns of its customers and upon its discussions with its customers as to their future requirements. Cancellations, reductions or delays in orders by a large customer or a group of customers could have a material adverse impact on the Company's business, financial condition and results of operations.

     COMPETITION. The Company competes with many companies that manufacture, distribute and sell computer connectivity products. While these companies are largely fragmented, throughout different sectors of the computer connectivity industry, several of these companies have greater assets and possess greater financial and personnel resources than those of the Company. Some of these competitors also carry product lines which the Company does not carry and provide services which the Company does not provide. There can be no assurance that competitive pressure from these companies will not materially adversely affect the Company's business and financial condition. In the event that more competitors begin to carry products which the Company carries and price competition with respect to the Company's products significantly increases, competitive pressures could cause the Company to reduce the prices of its products, which would result in reduced profit margins. Prolonged price competition would have a material adverse effect on the Company's operating results and financial condition. A variety of other potential actions by the Company's competitors, including increased promotion and accelerated introduction of new or enhanced products, could have a material adverse effect on the Company's results of operations. There can be no assurance that the Company will be able to compete successfully in the future.

     GROWTH STRATEGY AND RISKS RELATING TO FUTURE ACQUISITIONS. The Company's ability to grow by acquisition is dependent upon, and may be limited by, the availability of suitable acquisition candidates and capital, and by restrictions contained in the Company's credit agreements, which restrictions include maintaining certain minimum ratios of assets versus liabilities and not permitting any indebtedness, guarantees or liens which would materially affect the Company's ability to repay its loan to the bank. In addition, acquisitions involve risks that could adversely affect the Company's operating results, including the assimilation of the operations and personnel of acquired companies, the possible amortization of acquired intangible assets and the potential loss of key employees of acquired companies. Although the Company completed two acquisitions during 1997, there can be no assurance that the Company will be successful in consummating a future acquisitions on terms acceptable to the Company. Other than as required by the Company's Articles of Incorporation, ByLaws, and applicable law, shareholders of the Company generally will not be entitled to vote upon such acquisitions.

     CREDIT FACILITY RESTRICTIONS; FUTURE AVAILABILITY. The Company has a $4,500,000 credit facility with a financial institution. The agreement governing the line of credit contains covenants that impose limitations on the Company, and requires the Company to be in compliance with certain financial ratios. If the Company fails to make required payments, or if the Company fails to comply with the various covenants contained in its agreement, the lender may be able to accelerate the maturity of such indebtedness. As of December 31, 1997, the Company was in compliance with the required financial ratios and the Company believes that it is presently in compliance with all other covenants under this agreement. The receivables, inventory and all other assets of the Company are pledged to the lender to secure its revolving line of credit. The Company intends to renew the revolving line of credit agreement which expires on July 31, 1998, although no assurance can be given that such renewal can be obtained, or if obtained, that such renewal can be obtained upon terms favorable to the Company. To the extent that there is an increase in interest rates, or present borrowing arrangements are no longer available, the Company's future growth could be adversely impacted.

     RELIANCE ON EXECUTIVE OFFICERS AND KEY EMPLOYEES. The continued success of the Company is dependent to a significant degree upon the services of Slav Stein (President and Chief Executive Officer) and Roman Briskin (Executive Vice President) and upon the Company's ability to attract and retain qualified personnel experienced in the various phases of the Company's business. The ability of the Company to operate successfully could be jeopardized if one or more of its executive officers were unavailable and capable successors were not found. The employment agreements between the Company and Messrs. Stein and Briskin, respectively, are individually terminable by each executive officer upon a change in control of the Company.

     CONTROL BY PRINCIPAL SHAREHOLDERS. As of the date of this Prospectus, Messrs. Stein and Briskin, who are the Company's principal shareholders, own collectively, of record and beneficially, 35.6% of the outstanding Common Stock (excluding shares issuable to them upon the conversion of certain convertible subordinated promissory notes and the exercise of stock options). While each of these stockholders is an independent party, if Messrs. Stein and Briskin were to act together as a group, they would effectively have the ability to control the election of all of the members of the Company's Board of Directors and, therefore, to control the business, policies and affairs of the Company.

     SHARES ELIGIBLE FOR FUTURE SALE. The 812,500 shares of Common Stock held collectively by Messrs. Stein and Briskin (assuming no conversion into shares of Common Stock of certain convertible subordinated promissory notes and no exercise of options held by the principal shareholders), as well as the shares issued by the Company to Focus and to the shareholders of Dataholding in connection with the Company's recent acquisitions, are "restricted securities," as defined in Rule 144 under the Securities Act, and in the future may be sold in compliance with Rule 144. Although their shares are being registered in the Registration Statement, the principal shareholders have entered into written agreements not to sell, transfer, encumber, assign or otherwise dispose of any of their Common Stock for 24 months from February 13, 1997 without the prior written consent of the underwriters of the Company's initial public offering. The shares of Common Stock issued to Focus and to the shareholders of Dataholding are also being registered in the Registration Statement. Sales of significant numbers of shares of restricted Common Stock in the public market may have a depressive effect on the market price of the Common Stock.

     NO DIVIDENDS. The Company does not intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance the development and expansion of the Company's business.

     PUBLIC MARKET; POTENTIAL VOLATILITY OF STOCK PRICE. There can be no assurance that an active trading market for the Common Stock will continue to be sustained. The market price of the Common Stock could be subject to significant fluctuations in response to the Company's operating results and other factors. In addition, the stock market generally, and technology-related securities in particular, may experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. Such fluctuations, and general economic and market conditions, may adversely affect the market price of the Common Stock.

     ANTI-TAKEOVER PROVISIONS. The Company's Articles of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change of control of the Company. In addition, the Board of Directors of the Company has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the preferences, rights and limitations of any such series without stockholder approval. In addition, Messrs. Stein and Briskin have provisions in their employment agreements with the Company requiring the Company to pay each $750,000 in the event of a change in control of the Company. Furthermore, such payments which exceed a certain level of compensation may not be deductible by the Company for federal corporate income tax purposes. The ability to issue preferred stock and the change in control payments could have the effect of discouraging unsolicited acquisition proposals or making it more difficult for a third party to gain control of the Company, or otherwise could adversely affect the market price of the Common Stock.

                                 USE OF PROCEEDS

     This Prospectus relates to the Shares being offered and sold for the account of the Selling Stockholders. This Prospectus also may be used, with the Company's prior written consent, by donees of the Selling Stockholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use. The Company will not receive any proceeds from the sale of the Shares, but will pay expenses related to the registration of the Shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

     The following table sets forth the name of each Selling Stockholder, the aggregate number of shares of Common Stock beneficially owned by each of the Selling Stockholders on the date hereof, the aggregate number of shares of Common Stock that each Selling Stockholder may offer and sell pursuant to this Prospectus, and the aggregate number and percentage of shares of Common Stock that will be beneficially owned by each Selling Stockholder after completion of this offering (the "Offering"). However, because the Selling Stockholders may offer all or a portion of the Shares at any time and from time to time after the date hereof, the exact number of Shares that each Selling Stockholder may retain upon completion of the Offering cannot be determined at this time.

     To the knowledge of the Company, none of the Selling Stockholders has had within the past three years any material relationship with the Company except as set forth in the footnotes to the following table.


                              NUMBER OF       NUMBER OF
                               SHARES        SHARES BEING
                            BENEFICIALLY     OFFERED FOR         SHARES        PERCENTAGE OF
                            OWNED PRIOR       SELLING         BENEFICIALLY     SHARES OWNED
                               TO THE       STOCKHOLDER'S     OWNED AFTER        AFTER THE
SELLING STOCKHOLDERS          OFFERING         ACCOUNT       THE OFFERING(1)   OFFERING (1)
---------------------       -------------   --------------   --------------    -------------
Slav Stein (2)(3)             686,140 (3)     586,140          100,000            4.38%
Roman Briskin (2)(3)          686,140 (3)     586,140          100,000            4.38%
Knut Johansson (4)(5)         130,008         130,008            --               --
Petter Gi0rtz (4)(5)           92,273          92,273            --               --
Vera Nygard (4)(5)              8,076           8,076            --               --
AS Industribygningen (4)      100,207         100,207            --               --
Eivind Urbye (4)               29,436          29,436            --               --
Focus Enhancements, Inc.(6)   189,701         189,701            --               --
Timothy E. Mahoney (5)(7)      63,000          63,000            --               --
Malcolm McGuire (5)(8)        124,500         120,000            4,500             *
                                              -------
                                            1,897,907

------------------------
*   Less than one percent.
(1) Assumes that all of the Shares will be sold, that no additional shares will be acquired and that no shares other than those offered will be sold.
(2) Director and Executive Officers of the Company.
(3) Shares being registeredhereby include (i) 406,250 shares of Common Stock owned of record by each of Messrs. Stein and Briskin, (ii) 100,000 shares of Common Stock issuable to each of Messrs. Stein and Briskin upon the exercise of certain stock options granted to such principal shareholders exercisable at $6.00 per share, and (iii) 179,890 shares of Common Stock issuable to each of Messrs. Stein and Briskin upon the conversion of certain convertible subordinated promissory notes, which notes are convertible at $4.00 per share.. Shares beneficially owned after the Offering consists of shares underlying presently exercisable stock options, and excludes 180,250 shares issuable to each of Messrs. Stein and Briskin upon the exercise of certain contingent stock options, which options are not presently vested.
(4) Seller of an interest in Dataholding AS, a company acquired by the Company.
(5) Employee or consultant of the Company.
(6) Includes 18,970 shares of Common Stock held in escrow pursuant to that certain Asset Purchase Agreement between the Company and Focus Enhancements, Inc., dated as of September 30, 1997, which escrow term expired on March 30, 1998.
(7) Shares being registered hereby represent 40,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable at $6.00 per share and 23,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable at $4.00 per share.
(8) Shares being registered hereby represent 120,000 shares of Common Stock issuable upon the exercise of stock options which are exercisable at $3.69 per share.

                              PLAN OF DISTRIBUTION

     The Selling Stockholders or pledgees may sell or distribute some or all of the Shares from time to time through underwriters or dealers or brokers or other agents or directly to one or more purchasers, including pledgees, in transactions (which may involve crosses and block transactions) on NASDAQ, privately negotiated transactions (including sales pursuant to pledges), in the over-the-counter market, or in transactions in which Shares may be delivered in connection with the issuance of securities by issuers other than the Company that are exchangeable for (whether optional or mandatory), or payable in such Shares (whether such securities are listed on a national securities exchanges or otherwise) or pursuant to which such Shares may be distributed (which securities issued by others will, to the extent required by applicable law, be registered under the Securities Act), or in a combination of such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. Brokers, dealers, agents or underwriters participating in such transactions as agent may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder (and if they act as agent for the purchaser of such shares, from such purchaser). Such discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved. This Prospectus may be used, with the Company's prior written consent, by donees of the Selling Stockholders, or by other persons acquiring Shares and who wish to offer and sell such Shares under circumstances requiring or making desirable its use.

     The Selling Stockholders and any such underwriters, brokers, dealers or agents or underwriters that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents might be deemed to be underwriting commissions or discounts under the Securities Act. Neither the Company nor the Selling Stockholders can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Stockholder and any other Selling Stockholder, underwriter, broker, dealer or other agent relating to the sale or distribution of the Shares.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market-making activities with respect to the Common Stock for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of the purchases and sales of Shares by the Selling Stockholders.

     The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except commissions and discounts of underwriters, brokers, dealers or agents and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Stockholders. Each Selling Stockholder may indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     If Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time in one or more transactions, including negotiated transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a supplement to this Prospectus relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a supplement to this Prospectus, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Shares specified in such supplement if any such Shares are purchased.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Stockholders.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital consists of 20,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). None of the Preferred Stock is outstanding.

COMMON STOCK

     Each outstanding share of Common Stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the shareholders. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company, (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company, (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto, and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that may be issued in the future, including voting, dividend, and liquidation rights.

     The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors of the Company if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

PREFERRED STOCK

     The Company's Board of Directors has the authority to issue 1,000,000 shares of Preferred Stock, $.001 par value, none of which is issued and outstanding, in one or more series and to fix, by resolution, conditional, full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including the number of shares in such series (which the Board may increase or decrease as permitted by Florida law), liquidation preferences, dividend rates, conversion or exchange rights, redemption provisions of the shares constituting any series, and such other special rights and protective provisions with respect to any class or series as the Board may deem advisable without any further vote or action by the shareholders. Any shares of Preferred Stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights or both and could have voting and other rights of shareholders. The issuance of Preferred Stock with voting or conversion rights may adversely affect the voting rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock.

CERTAIN PROVISIONS OF THE ARTICLES AND BYLAWS

GENERAL. A number of provisions of the Articles of Incorporation ("Articles") and Bylaws ("Bylaws") of the Company concern matters of corporate governance and the rights of shareholders. Certain of these provisions, as well as the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting rights, preferences and other terms thereof, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by the Board of Directors (including takeovers which certain shareholders may deem to be in their best interests). To the extent takeover attempts are discouraged, temporary fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of the Board to issue Preferred Stock without further shareholder action, also could delay or frustrate the removal of incumbent Directors or the assumption of control by shareholders, even if such removal or assumption would be beneficial to shareholders of the Company. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock. The Board of Directors believes that these provisions are appropriate to protect the interests of the Company and all of its shareholders.

MEETINGS OF SHAREHOLDERS. The Bylaws provide that a special meeting of shareholders may be called by the Board of Directors unless otherwise required by law. The Company's Bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at that special meeting, unless otherwise provided by law. In addition, the Bylaws set forth certain advance notice and informational requirements and time limitations on any director nomination or any new business which a shareholder wishes to propose for consideration at an annual meeting of shareholders.

NO SHAREHOLDER ACTION BY WRITTEN CONSENT. The Articles provide that any action required or permitted to be taken by the shareholders of the Company at an annual or special meeting of shareholders must be effected at a duly called meeting and may not be taken or effected by a written consent of shareholders in lieu thereof.

INDEMNIFICATION AND LIMITATION OF LIABILITY. The Bylaws provide that directors and officers of the Company shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Company to the fullest extent authorized by Florida law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Company. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right possessed or hereafter acquired under any bylaw, agreement, vote of shareholders or otherwise. The Articles contain a provision permitted by Florida law that generally eliminates the personal liability of directors for monetary damages unless the director has breached his or her fiduciary duty and such breach constitutes or includes certain violations of criminal law, a transaction from which the director derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or willful acts or misconduct. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

AMENDMENT OF THE ARTICLES. The Articles provide that an amendment thereof must first be approved by a majority of the Board of Directors and (with certain exceptions) thereafter approved by the holders of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal; provided however, that the affirmative vote of 80% of the total votes eligible to be cast by holders of voting stock, voting together as a single class, is required to amend provisions relating to the establishment of the Board of Directors and amendments to the Articles.

AMENDMENT OF BYLAWS. The Articles provide that the Bylaws may be amended or repealed by the Board of Directors or by the shareholders. Such action by the Board of Directors requires the affirmative vote of a majority of the directors then in office. Such action by the shareholders requires the affirmative vote of the holders of at least two-thirds of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal at an annual meeting of shareholders or a special meeting called for such purposes, unless the Board of Directors recommends that the shareholders approve such amendment or repeal at such meeting, in which case such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal.

NASDAQ SMALLCAP MARKET

     The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "AESP."

TRANSFER AGENT

     The transfer agent for the Shares of Common Stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Shares being offered hereby will be passed upon for the Company by Akerman, Senterfitt & Eidson, P.A., Miami, Florida.

                                     EXPERTS

     The consolidated financial statements for the Company as of December 31, 1996 and 1997, incorporated by reference in this Registration Statement, have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods indicated in their reports with respect thereto. The financial statements referred to above have been incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said report.

     The consolidated financial statements for Dataholding as of December 31, 1996, incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent certified public accountants, to the extent and for the periods indicated in their report with respect thereto. The financial statements referred to above have been incorporated by reference herein in reliance upon authority of said firm as experts in accounting and auditing in giving said report.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

     (a) Annual Report of the Company on Form 10-KSB for the fiscal year ended December 31, 1997.

     (b) Current Reports of the Company on Form 8-K filed on October 15, 1997.

     (c) Current Report of the Company on Form 8-K filed on January 26, 1998.

     (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 18, 1996, together with any amendment or report filed with the Commission for the purpose of updating such description.

     (e) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Advanced Electronic Support Products, Inc. at the Company's principal executive office, 1810 N.E. 144th Street, North Miami, Florida 33181, Telephone (305) 944-7710.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (1)

     The following is a list of estimated expenses to be incurred by the Company in connection with the registration of the shares of Common Stock registered hereunder:

      Securities and Exchange Commission registration fee...........  $  2,174
      Printing expenses.............................................     1,000
      Legal fees and expenses.......................................    25,000
      Accountants' fees and expenses................................    10,000
      Miscellaneous.................................................     3,000
                                                                       -------
            Total                                                      $41,174
                                                                       =======
-------------------
(1) Estimated except for SEC registration fee.


ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the provisions of Section 607.0850(1) of the Florida Business Corporation Act, the Company has the power to indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the Company), because such person is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against liability incurred in connection with such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company (and with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person's conduct was unlawful).

     With respect to a proceeding by or in the right of the Company to procure a judgment in its favor, Section 607.0850(2) of the Florida Business Corporation Act provides that the Company shall have the power to indemnify any person who is or was a director, officer, employee, or agent of the Company (or is or was serving at the request of the Company under specified capacities) against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Company, except that no indemnification shall be made in a case in which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which the proceeding was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

     Indemnification as described above shall only be granted in a specific case upon a determination that indemnification is proper under the circumstances using the applicable standard of conduct which is made by (a) a majority of a quorum of directors who were not parties to such proceeding, (b) if such a quorum is not attainable or by majority vote of a committee designated by the Board of Directors consisting of two or more directors not parties to the proceeding, (c) by independent legal counsel selected by the Board of Directors described in the foregoing parts (a) and (b), or if a quorum cannot be obtained, then selected by a majority vote of the full Board of Directors, or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding.

     Section 607.0850(12) of the Florida Business Corporation Act permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company (or is or was serving at the request of the Company in specified capacities) against any liability asserted against such person or incurred by such person in any such capacity whether or not the Company has the power to indemnify such person against such liability.

     The Articles of Incorporation of the Company (the "Articles") provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 607.0850 of the Florida Business Corporation Act. The Articles further provide that the indemnification provided for therein shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

     The Articles also contain a provision that eliminates the personal liability of the Company's directors to the Company for monetary damages unless the director has breached his or her fiduciary duty and such breach constitutes or includes certain violations of criminal law, a transaction from which the director derived an improper personal benefit, certain unlawful distributions or certain other reckless, wanton or wilful acts or misconduct. This provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

ITEM 16.    EXHIBITS

     5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. as to the validity of the Shares
     23.1 Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit
          5.1)
     23.2 Consent of BDO Seidman, LLP
     23.3 Consent of Deloitte & Touche
     24.1 Powers of Attorney - included as part of the signature page hereto


ITEM 17.    UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration
                Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

         (iii) To include any additional or changed material information on the plan of distribution.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished by the Registrant pursuant to the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, treat each such post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the issuer of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 30th day of April, 1998.

                                    ADVANCED ELECTRONIC SUPPORT
                                    PRODUCTS, INC.

                                    By: /S/ SLAV STEIN
                                       ---------------------
                                       Slav Stein, President

     Each person whose signature appears below appoints Slav Stein and Roman Briskin, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his stead, in any capacities to sign any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other document in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated below:

     SIGNATURES                   TITLES                          DATE
     ----------                   ------                          ----

 /S/ SLAV STEIN               President and Chief             April 30, 1998
----------------------        Executive Officer and
Slav Stein                    Director

 /S/ RANDALL N. PAULFUS       Chief Financial Officer         April 30, 1998
-----------------------
Randall N. Paulfus

 /S/ ROMAN BRISKIN            Executive Vice President and    April 30, 1998
----------------------        Director
Roman Briskin

     SIGNATURES                   TITLES                        DATE
     ----------                   ------                        ----

 /S/ TERRENCE R. DAIDONE         Director                    April 30, 1998
---------------------------
Terrence R. Daidone

                                 Director                    April ___, 1998
---------------------------
L. Phillips Reames

 /S/ WILLIAM B. COLDRICK         Director                    April 30, 1998
---------------------------
William B. Coldrick

                                  EXHIBIT INDEX

     5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. as to the validity of the Shares
     23.1 Consent of Akerman, Senterfitt & Eidson, P.A. (included in Exhibit
          5.1)
     23.2 Consent of BDO Seidman, LLP
     23.3 Consent of Deloitte & Touche
     24.1 Powers of Attorney - included as part of the signature page hereto